EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS:

   (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:


                QUARTERS ENDED APRIL 5, 2001 AND MARCH 30, 2000

                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------    -----------   ----------------
Quarter Ended April 5, 2001
---------------------------
January 5 - April 5          7,040,473         91           640,683,053
Shares Issued                   20,029       Various            805,516
                             ---------                      -----------
                             7,060,502                      641,488,569      7,049,325
                             =========                      ===========      =========

Quarter Ended March 30, 2000
----------------------------
December 31 - March 30       6,963,900         91            633,714,867
Shares Issued                   38,822       Various           1,672,585
                             ---------                       -----------
                             7,002,722                       635,387,452     6,982,280
                             =========                       ===========     =========

              TWO QUARTERS ENDED APRIL 5, 2001 AND MARCH 30, 2000

                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------   -------------  ----------------
Period Ended April 5, 2001
--------------------------
October 1 - April 5          7,027,409         187         1,314,125,401
Shares Issued                   33,093       Various           2,848,908
                             ---------                     -------------
                             7,060,502                     1,316,974,309     7,042,643
                             =========                     =============     =========

Period Ended March 30, 2000
---------------------------
October 1 - March 30         6,926,126         182         1,260,554,886
Shares Issued                   76,596       Various           6,641,645
                             ---------                     -------------
                             7,002,722                     1,267,196,531     6,962,618
                             =========                     ==============    =========

   (B)  Computation of Loss Per Share:

        Computation of loss per share is net loss divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                        QUARTER ENDED             TWO QUARTERS ENDED
                                     April 5,    March 30,       April 5,      March 30,
                                       2001        2000            2001          2000
                                   ----------   ----------     ----------    ----------
Basic:
 Weighted average number of shares
  of common stock outstanding       7,049,325    6,982,280      7,042,643     6,962,618
                                   ----------   ----------     ----------    ----------
 Net loss                         ($1,226,101) ($  744,263)   ($  706,231)  ($  412,895)
                                   ----------   ----------     ----------    ----------
 Net loss per share               ($     0.17) ($     0.11)   ($     0.10)  ($     0.06)
                                   ==========   ==========     ==========    ==========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding       7,049,325    6,982,280      7,042,643     6,962,618
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                   0            0              0             0
                                   ----------   ----------    -----------   -----------
 Total                              7,049,325    6,982,280      7,042,643     6,962,618
                                   ----------   ----------    -----------   -----------
 Net loss                         ($1,226,101) ($  744,263)  ($   706,231) ($   412,895)
                                   ----------   ----------    -----------   -----------
 Net loss per share               ($     0.17) ($     0.11)  ($     0.10)  ($      0.06)
                                   ==========   ==========    ==========    ===========